UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On September 30, 2005, Biolase Technology, Inc. (the “Company”) issued a press release announcing its unaudited financial results for the first and second fiscal quarters ended March 31, 2005 and June 30, 2005, respectively. A copy of the press release is attached hereto as Exhibit 99.1.

The Company also announced that management will host a conference call on Monday, October 3, 2005 at 8:30 am EDT to discuss its business outlook and financial results for the first half of 2005. To listen to the conference call live via the Internet, visit the Company’s web site at www.biolase.com. Please go to the web site 15 minutes prior to its start time to register, download and install the necessary audio software. A replay will be available on the Company’s web site. To listen to the conference call live via telephone, please dial (888) 286-8010 from the U.S. or, for international callers, please dial (617) 801-6888, approximately 10 minutes before the start time. Enter pass code number 87690776. A telephone replay will be available for two days by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering pass code number 87690776.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description
99.1	Press release issued September 30, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 30, 2005	BIOLASE TECHNOLOGY, INC.

	By:	/s/ John W. Hohener
John W. Hohener
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued September 30, 2005